As filed with the Securities and Exchange Commission on May 28, 1997
                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                   FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933



                            HYTEK MICROSYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)



                 California                             94-2234140

        (State or other jurisdiction       (I.R.S. Employer Identification No.)
      of incorporation or organization)


                              400 Hot Springs Road
                            Carson City, Nevada 89706

   (Address, including zip code, of Registrant's principal executive offices)

                             1991 STOCK OPTION PLAN
                            (Full title of the plan)


                                CHARLES S. BYRNE
                             Chief Executive Officer
                            HYTEK MICROSYSTEMS, INC.
                              400 Hot Springs Road
                            Carson City, Nevada 89706
                                 (702) 883-0820
(Name, address, and telephone number, including area code, of agent for service)
                                    Copy to:
                            ANN YVONNE WALKER, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 Title of Securities to    Amount        Proposed     Proposed      Amount of
     be Registered         to be          Maximum      Maximum     Registration
                         Registered      Offering     Aggregate        Fee
                                          Price       Offering
                                         Per Share      Price
---------------------- --------------- ------------- ------------ --------------
---------------------- --------------- ------------- ------------ --------------

Common Stock
issuable under 1991
Stock Option Plan       100,000 sh.      $ 1.59/sh.  $159,000.00     $48.18
---------------------- --------------- ------------- ------------ --------------

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus relating hereto also relates to shares registered under Form S-8 Registration Statements Nos. 2-90789, 33-7452, 33-28848 and 33-42836.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon the average of the bid and asked prices in non-Nasdaq over-the-counter trading on May 27, 1997.

                            HYTEK MICROSYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


         There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:


         1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 28, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


         2. The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 29, 1997, filed pursuant to Section 13 of the Exchange Act.


         3. The Registrant's Registration Statement on Form 8-A dated April 23, 1984, relating to its Common Stock, as amended by subsequently filed Exchange Act reports.


                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES

                 Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 317 of the California  Corporations  Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Articles of Incorporation and the Bylaws of the Registrant provide that the Registrant shall indemnify certain agents of the Registrant against judgments, fines, settlements and other expenses arising from such person's agency relationship with the Registrant provided that the standard of conduct set forth therein is met. The effect of such provisions is to require that the Registrant provide indemnification to such agents to the maximum extent permitted by the California Corporations Code. Agents covered by these indemnification provisions include current and former directors and officers of the Registrant as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

                  In addition, the Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements are based on the provisions of Section 317 of the California
Corporations Code and attempt to provide the directors and officers of the Registrant with the maximum indemnification allowed under California law. In certain instances, they may result in an expansion of the substantive protection available to such individuals under the Articles of Incorporation and the Bylaws.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

Item 8.  EXHIBITS

                  Footnotes appear at the end of the exhibits list.



Exhibit
Number                                   Document
----- --------------------------------------------------------------------------
----- --------------------------------------------------------------------------

4.1 The Company hereby agrees to file, upon request of the Commission, a copy of all instruments not otherwise filed with respect to long-term debt of the Company or any of its subsidiaries for which the total amount of debt authorized under such instrument does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.
----- --------------------------------------------------------------------------
----- --------------------------------------------------------------------------

4.2*  Amended and Restated Articles of Incorporation filed February 10, 1983.
----- --------------------------------------------------------------------------
----- --------------------------------------------------------------------------

4.3** Certificate of Amendment of Articles of Incorporation filed June 28,1988.
----- --------------------------------------------------------------------------
----- --------------------------------------------------------------------------

5.1   Opinion of counsel as to legality of securities being registered.
----- --------------------------------------------------------------------------
----- --------------------------------------------------------------------------

23.1  Consent of Ernst & Young, Independent Auditors.
----- --------------------------------------------------------------------------
----- --------------------------------------------------------------------------

23.2  Consent of Counsel (contained in Exhibit 5.1).
----- --------------------------------------------------------------------------
----- --------------------------------------------------------------------------

24.1  Power of Attorney (see page 6).
----- --------------------------------------------------------------------------
------------

* Incorporated by reference to Exhibit filed with the Registration Statement on Form S-1 (File No. 2-82140).

** Incorporated by reference to Exhibit filed with the Quarterly Report on Form 10-Q for the quarter ended July 2, 1988.

Item 9.           UNDERTAKINGS

 (a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


 Pursuant to the requirements of the Securities Act of 1933, the Registrant, Hytek Microsystems, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, State of Nevada, on this 20th day of May, 1997.

                                  HYTEK MICROSYSTEMS, INC.



                                  By:     /s/ Charles S. Byrne
                                     -------------------------
                                         Charles S. Byrne, President, Chief
                                         Executive Officer, Chief Financial
                                         Officer and Secretary



                                POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles S. Byrne as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                       Title                       Date
--------------------------------------------------------------------------------

  /s/ Charles S. Byrne      President, Chief Executive          May 20, 1997
 (Charles S. Byrne)         Officer and Chief Financial
                            Officer (Principal Executive
                            Officer, Principal Financial
                            Officer, and Principal Accounting
                            Officer) and Director

  /s/ Robert Boschert       Director                            May 20, 1997
 (Robert Boschert)


  /s/ Edward W. Moose       Director                            May 20, 1997
 (Edward W. Moose)


  /s/ Edward Y. Tang        Director                            May 20, 1997
 (Edward Y. Tang)


  /s/ Shou-Chen Yih         Director                            May 20, 1997
 (Shou-Chen Yih)

                            HYTEK MICROSYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

                 Sequentially
Exhibit          Numbered
Number           Description                                                Page

4.1 The Company hereby agrees to file, upon request of the Commission, a copy of all instruments not otherwise filed with respect to long-term debt of the Company or any of its subsidiaries for which the total amount of debt authorized under such instrument does not exceed 10% of the total assets of
     the Company and its subsidiaries on a consolidated basis.                --

4.2* Amended and Restated Articles of Incorporation filed February 10, 1983.  --

4.3**Certificate of Amendment of Articles of Incorporation  filed June 28,
     1988.                                                                    --

5.1  Opinion of counsel as to legality of securities being registered.         9

23.1 Consent of Independent Auditors                                          10

24.2 Consent of Counsel (contained in Exhibit 5.1)                             9

25.1 Power of Attorney (see page 6)                                            6
 ----------------------

 * Incorporated by reference to Exhibit filed with the Registration Statement on Form S-1 (File No. 2-82140).

 ** Incorporated by reference to Exhibit filed with the Quarterly Report on Form 10-Q for the quarter ended July 2, 1988.

                                   EXHIBIT 5.1


                                  May 20, 1997


Hytek Microsystems, Inc.
400 Hot Springs Road
Carson City, Nevada 89706


         Re:      REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Hytek Microsystems, Inc., a California corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about May 20, 1997 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of an additional 100,000 shares of your Common Stock, no par value (the "Shares"), reserved for issuance pursuant to the Company's 1991 Stock Option Plan (the "Plan") and (ii) the Prospectus dated May 20, 1997 that relates to the Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectus"). As your legal counsel, we have reviewed the actions taken and proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Plan.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectus and the Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectus and any subsequent amendment thereto.

                                         Very truly yours,

                                         WILSON, SONSINI, GOODRICH & ROSATI
                                         Professional Corporation


                                         /s/ Wilson Sonsini Goodrich & Rosati

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in this Registration Statement (Form S-8) and related prospectus pertaining to the 1991 Stock Option Plan of Hytek Microsystems, Inc. of our report dated February 7, 1997, with respect to the financial statements of Hytek Microsystems, Inc. included in its Annual Report on Form 10-KSB for the year ended December 28, 1996, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG


 Reno, Nevada
 May 23, 1997

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